Exhibit 10.37

Loan Contract of Association

(Northern Altairnano Co., Ltd.)

Rural Credit Cooperative of Hebei

Loan Contract of Association

                         No. Wu An Lian She Nong Xin Jie Zi (2014) 06802014248114

Borrower (hereinafter referred to as “Party A”): Northern Altairnano Co., Ltd.

Lenders (including major lender and other lenders, hereinafter referred to as “Party B”):

Major lender: Wu’an City Rural Credit Cooperative Co., Ltd.

Other lender: Handan Fengfeng Mine Rural Credit Cooperative

Other lender: Daming County Rural Credit Cooperative

Other lender:   ---

Party B consists of three county-level credit cooperatives (including Rural Credit Cooperatives and Agriculture Development Bank). The creditors of Party B, i.e. the members of the association credit cooperatives, authorize Wu’an City Rural Credit Cooperative Co., Ltd. to be the major lender (agency lender) to perform its duties as an agency. The performance of agency duties by the major lender (agency lender) is legally binding upon the creditors. The creditors shall exercise their rights under the contract through the major lender (agency lender).

Party A applies to Party B for granting of loan, and Party B agrees to grant loan to Party A. According to relevant laws, regulations and rules, both parties enter into the contract through negotiation, with the terms and conditions as follows:

Article 1 Amount of loan

Party A borrows RMB 45,000,000 (SAY FORTY-FIVE MILLION YUAN ONLY) from Party B.

Article 2 Purpose of loan

Party A shall use the loan for purchase of machines and other equipment. Party A shall not use the loan for any other purpose without written consent of Party B.

Article 3 Term of loan

As agreed herein, the term of the loan is 36 months, i.e. from September 5, 2014 to September 4, 2017.

In case the start date of the term of the loan hereunder is inconsistent with the date on the loan renewal voucher (or receipt for the loan), the actual loan granting date on the loan renewal voucher of the first loan granting shall prevail. The due date of the loan set forth in Paragraph 1 of this article will change accordingly.

The loan renewal voucher is an integral part hereof with the same legal force as this contract.

Article 4 Loan interest rate, default interest rate, interest accrual and interest settlement

I. Loan interest rate

The loan interest rate hereunder is on an annual basis and computed according to the first method below:

1. Fixed interest rate, i.e. floated upward by 60% from 6.15% to 9.84%, will remain unchanged within the term of the loan.

2. Fixed interest rate, i.e. floated ____ (upward or downward) by      % from the benchmark interest rate on the value date, will remain unchanged within the term of the loan.

3. Floating interest rate, i.e. floated ____ (upward or downward) by      % from the benchmark interest rate on the value date, will be adjusted once every       month(s) according to the benchmark interest rate on the date of interest rate adjustment and the upward/downward floating ratio within the period from the value date to the date when all the principal and interest hereunder have been paid off. The date of interest rate adjustment is set to be the corresponding date of the value date in the month of interest rate adjustment. In case there is no such corresponding date of the value date, the last date of that month is set to be the date of interest rate adjustment.

II. Default interest rate

1. In case Party A fails to use the loan for the purpose mentioned herein, the default interest rate is set by floating the loan interest rate upward by 100%; in case the loan interest rate is adjusted according to the third scenario of Paragraph 1 of this article, the default interest rate shall be adjusted according to the adjusted loan interest rate and the above-mentioned floating ratio.

2. The default interest rate in case of overdue loan repayment hereunder is set by floating the loan interest rate upward by 50%; in case the loan interest rate is adjusted according to the third scenario of Paragraph 1 of this article, the default interest rate shall be adjusted according to the adjusted loan interest rate and the above-mentioned floating ratio.

3. In case both of overdue loan repayment and loan embezzlement occur, the default interest and the compound interest, whichever is higher, shall be collected.

III. The value date set forth in this article refers to the date when the first granted loan hereunder is transferred to the account designated by Party A.

As for the first granted loan hereunder, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as publicized and implemented by the People’s Bank of China on the value date. Thereafter, in case the loan interest rate is adjusted as agreed hereinabove, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as publicized and implemented by the People’s Bank of China on the adjustment date. In case the People’s Bank of China no longer publicizes the loan interest rate during the same period and in the same category, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as generally accepted by banks on the adjustment date or refers to the usual loan interest rate during the same period and in the same category on the adjustment date, unless otherwise agreed by both parties.

IV. The loan interest will be accrued since the date when the loan is transferred to the account designated by Party A. The loan hereunder is calculated on a daily basis (daily interest rate = annual interest rate/360). In case Party A fails to pay the interest on the settlement date hereunder, compound interest will be accrued since the next day thereof.

V. Interest settlement

1. The interest for the loan with fixed interest rate will be settled as per the agreed interest rate. The interest for the loan with floating interest rate will be settled as per the interest rate as determined in that interest floating period. In case there are several times of interest rate floating in a single interest settlement period, the interest accrued during these interest floating periods shall be calculated first, and be summed up on the interest settlement date to calculate the interest during the interest settlement period.

2. The interest for the loan hereunder shall be settled according to the second method below:

(1) Monthly interest settlement: the settlement date is set to be the 20th day of every month.

(2) Quarterly interest settlement: the settlement date is set to be the 20th day of the last month of every quarter.

(3) Other method:                                                .

Article 5 Granting and disbursement of loan

I. Prerequisites of granting loan

Party B is obliged to grant the loan only if the following prerequisites are being continuously met, unless Party B waives all or part of the prerequisites:

1. Party A has completed such legal formalities as approval, registration, delivery and insurance related to the loan hereunder.

(Signing page, no text on this page)

Party A (Official Seal):

Signature of Legal Representative (Leader) or Authorized Agent: (Signature)

Date:

Party A (Official Seal):

Signature of Legal Representative (Leader) or Authorized Agent:

Date:

Party A (Official Seal):

Signature of Legal Representative (Leader) or Authorized Agent:

Date:

Signing page (no text on this page)

Party B (Official Seal): Signature of Legal Representative or Authorized Agent: (Signature) September 4, 2014	Party B (Official Seal): (Seal of Handan Fengfeng Mine Rural Credit Cooperative) Signature of Legal Representative or Authorized Agent: (Signature) September 4, 2014

Party B (Official Seal): (Seal of Daming County Rural Credit Cooperative) Signature of Legal Representative or Authorized Agent: (Signature) September 4, 2014	Party B (Official Seal): Signature of Legal Representative or Authorized Agent: Date: